Exhibit 99.1

Clarus Reports Fourth Quarter and Full Year 2024 Results

Fourth Quarter Sales of $71.4 million, Adjusted EBITDA of $4.4 million, and Free Cash Flow of $14.4 million

Completed the Acquisition of RockyMounts, Expanding Adventure’s Bike-Rack Product Capabilities Globally

SALT LAKE CITY, March 6, 2025 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Summary vs. Same Year-Ago Quarter (adjusted to reflect the reclassification of the Precision Sport segment as discontinued operations)

•	Sales of $71.4 million compared to $76.5 million.

•	Gross margin was 33.4% compared to 28.9%; adjusted gross margin of 38.0% compared to 34.7%.

•	Net loss, which includes the impact of discontinued operations, of $65.5 million, or $(1.71) per diluted share[1], compared to net loss of $8.4 million, or $(0.22) per diluted share.

•	Loss from continuing operations of $73.3 million, or $(1.92) per diluted share, compared to loss from continuing operations of $7.2 million, or $(0.19) per diluted share.

•	Adjusted loss from continuing operations of $3.2 million, or $(0.08) per diluted share, compared to adjusted income from continuing operations of $1.6 million, or $0.04 per diluted share.

•	Adjusted EBITDA from continuing operations of $4.4 million with an adjusted EBITDA margin of 6.1% compared to $1.6 million with an adjusted EBITDA margin of 2.1%.

2024 Financial Summary vs. 2023 (adjusted to reflect the reclassification of the Precision Sport segment as discontinued operations)

•	Sales of $264.3 million compared to $286.0 million.

•	Gross margin was 35.0% compared to 34.1%; adjusted gross margin was 37.5% compared to 35.6%.

•	Net loss, which includes the impact of discontinued operations, of $52.3 million, or $(1.37) per diluted share[2], compared to net loss of $10.1 million, or $(0.27) per diluted share.

1 Includes $44.8 million impairment of goodwill and indefinite-lived intangible assets as well as a $21.0 million tax expense for the establishment of a valuation allowance associated with deferred tax assets.

2 Includes gain on sale Precision Sport segment of $40.6 million as well as $44.8 million impairment of goodwill and indefinite-lived intangible assets as well as a $21.0 million tax expense for the establishment of a valuation allowance associated with deferred tax assets.

•	Loss from continuing operations of $88.4 million, or $(2.31) per diluted share, compared to loss from continuing operations of $15.8 million, or $(0.42) per diluted share.

•	Adjusted loss from continuing operations of $2.6 million, or $(0.07) per diluted share, compared to adjusted income from continuing operations of $3.8 million, or $0.10 per diluted share.

•	Adjusted EBITDA of $6.9 million with an adjusted EBITDA margin of 2.6% compared to $7.3 million with an adjusted EBITDA margin of 2.6%.

Management Commentary

“During 2024 we remained focused on executing against our strategic roadmap and positioning Clarus for profitable growth over the long term,” said Warren Kanders, Clarus’ Executive Chairman. “Despite significant market headwinds, we took important steps during the year to simplify and strengthen the core at the Outdoor segment, while investing in new R&D and product development initiatives to scale the Adventure segment. At Outdoor, we made steady progress building a smaller, more profitable business in 2024. Primarily as a result of our product simplification and SKU rationalization initiatives, Outdoor adjusted gross margin improved to 36.9% in Q4 compared to 32.8% in the year ago quarter. In the Adventure segment, we anticipated this past year would require significant investment, and despite a difficult 2024, we are committed to maintaining these fixed investments to scale the business globally outside the home region of Australia.

Mr. Kanders added, “We enter 2025 encouraged by the strides our teams have made to advance our turnaround and excited about the potential to unlock new growth opportunities going forward. Following multiple quarters of incremental progress at Outdoor, we believe our success simplifying the business, rightsizing inventory and reshaping the organization positions Black Diamond for a return to growth as the market stabilizes. While initiatives to accelerate our Adventure brands’ traction in global markets will continue to take time, we have enhanced product development and the commercialization processes and plan to launch compelling new products throughout the coming year. With the recent acquisition of RockyMounts, we now have a comprehensive portfolio of roof and hitch-mounted bike racks solutions to reach a broader addressable market of customers in North America, Australia and New Zealand.

Fourth Quarter 2024 Financial Results

On a consolidated basis, sales in the fourth quarter were $71.4 million compared to $76.5 million in the same year-ago quarter. This decrease was primarily driven by isolated challenges with two large accounts in our OEM and Australian wholesale channels in our Adventure segment. This decline was partly offset by growth in the North American wholesale and international distribution channels at the Outdoor segment.

Sales in the Outdoor segment were $51.1 million, compared to $50.1 million in the year-ago quarter. Sales in the Adventure segment decreased 22.9% to $20.3 million, compared to $26.4 million in the year-ago quarter.

Gross margin in the fourth quarter was 33.4% compared to 28.9% in the year-ago quarter. The increase in gross margin was primarily due to lower PFAS inventory reserves related movements compared to the prior year at the Outdoor segment. This was further improved by favorable product mix due to continued product simplification and SKU rationalization efforts at the Outdoor segment, as well as a favorable channel mix at the Adventure segment due to lower OEM sales. This was partially offset by a $2.3 million increase in the inventory reserve at the Adventure segment to address slow-moving and obsolete inventory. Adjusted gross margin reflecting the PFAS related, other one-time inventory reserve movements, and inventory fair value adjustments as a result of purchase accounting was 38.0% for the quarter compared to 34.7% in the year-ago quarter.

Selling, general and administrative expenses in the fourth quarter were $27.8 million compared to $30.0 million in the same year-ago quarter. The decrease was primarily a result of lower marketing, research and development, and retail expenses due to store closures at the Outdoor segment as well as lower corporate costs. These reductions were partially offset by investments in marketing, research and development, and e-commerce initiatives, primarily at Rhino-Rack USA in the Adventure segment.

During the fourth quarter, the Company incurred non-cash expense for goodwill and indefinite-lived assets impairments of $44.8 million as well as an increase in tax expense of $21.0 million for a valuation allowance to fully reserve all deferred tax assets associated with U.S. federal income taxes.

The loss from continuing operations in the fourth quarter of 2024 was $73.3 million, or $(1.92) per diluted share, compared to loss from continuing operations of $7.2 million, or $(0.19) per diluted share in the year-ago quarter. Loss from continuing operations in the fourth quarter included a non-cash impairment of goodwill and indefinite-lived intangible assets charge of $44.8 million in the Adventure segment due to the decline in the Company’s stock price and lower sales and profitability in the segment compared to expectations. The loss also includes $8.7 million of cost and charges associated with amortization of intangibles, restructuring charges, transactions costs, inventory fair value adjustment from purchase accounting, PFAS and other inventory reserves, legal costs and regulatory matter expenses, and stock-based compensation.

Adjusted loss from continuing operations in the fourth quarter of 2024 was $3.2 million, or $(0.08) per diluted share, compared to adjusted income from continuing operations of $1.6 million, or $0.04 per diluted share, in the year-ago quarter. Adjusted loss from continuing operations excludes amortization of intangibles, impairment of goodwill and indefinite-lived intangible assets, restructuring charges, transactions costs, inventory fair value adjustment from purchase accounting, PFAS and other inventory reserves, legal costs and regulatory matter expenses, and stock-based compensation.

Adjusted EBITDA from continuing operations in the fourth quarter was $4.4 million, or an adjusted EBITDA margin of 6.1%, compared to adjusted EBITDA from continuing operations of $1.6 million, or an adjusted EBITDA margin of 2.1%, in the same year-ago quarter.

Net cash provided in operating activities for the three months ended December 31, 2024, was $16.6 million compared to net cash provided by operating activities of $14.5 million in the prior year quarter. Capital expenditures in the fourth quarter of 2024 were $2.2 million compared to $1.2 million in the prior year quarter. Free cash flow for the fourth quarter of 2024 was $14.4 million compared to $13.3 million in the prior year quarter.

Liquidity at December 31, 2024 vs. December 31, 2023

•	Cash and cash equivalents totaled $45.4 million compared to $11.3 million.

•	Total debt of $1.9 million (related to the RockyMounts acquisition) compared to $119.8 million.

Full Year 2024 Financial Results

Sales in 2024 decreased 7.6% to $264.3 million compared to $286.0 million in 2023. The decrease in sales was primarily driven by continued softness across all selling channels in Outdoor, combined with the effects of the Company’s product line simplification strategy, as well as lower Adventure segment sales. The Adventure decline resulted from less OEM channel demand and challenging wholesale markets globally, partially offset by the benefit from the TRED Outdoors acquisition.

From a segment perspective, Outdoor sales were down 10.0% to $183.6 million and Adventure sales were down 1.5% to $80.7 million, or $81.3 million on a constant currency basis, compared to 2023.

Gross margin in 2024 was 35.0% compared to 34.1% in 2023 primarily due to favorable product mix at the Outdoor segment as a result of product simplification and SKU rationalization efforts, combined with favorable Adventure segment channel mix due to lower OEM sales. This was partially offset by a $2.3 million inventory reserve expenses at the Adventure segment. Adjusted gross margin reflecting the PFAS related inventory reserve, Adventure inventory reserve, and inventory fair value purchase accounting was 37.5% for the year compared to 35.6% in the prior year.

Selling, general and administrative expenses in 2024 were $111.9 million compared to $114.6 million in 2023. The decrease was primarily due to lower retail expenses due to store closures and lower marketing and research and development expenses at the Outdoor segment. These decreases were partially offset by investments in global marketing, operational improvements, and e-commerce initiatives to accelerate growth at the Adventure segment and incremental SG&A from the TRED Outdoors acquisition.

Loss from continuing operations in 2024 was $88.4 million, or $(2.31) per diluted share, compared to net loss of $15.8 million, or $(0.42) per diluted share, in the prior year. Loss from continuing operations for 2024 included a non-cash impairment of goodwill and indefinite-lived intangible assets charge of $44.8 million in the Adventure segment due to the decline in the Company’s stock price and lower sales and profitability in the segment compared to expectations. The loss also includes $28.4 million of cost and charges associated with amortization of intangibles, restructuring charges, transactions costs, contingent consideration benefit, inventory fair value of purchase accounting, PFAS and other inventory reserves, legal costs and regulatory matter expenses, and stock-based compensation.

Adjusted loss from continuing operations in 2024 was $2.6 million, or $(0.07) per diluted share, compared to adjusted income from continuing operations of $3.8 million, or $0.10 per diluted share in the year-ago quarter. Adjusted loss from continuing operations excludes amortization of intangibles, impairment of goodwill and indefinite-lived intangible assets, restructuring expenses, transactions costs, contingent consideration benefit, inventory fair value of purchase accounting, PFAS and other inventory reserves, legal costs and regulatory matter expenses, and stock-based compensation.

Adjusted EBITDA in 2024 was $6.9 million, or an adjusted EBITDA margin of 2.6%, compared to $7.3 million, or an adjusted EBITDA margin of 2.6%, in 2023.

Net cash used in operating activities for the year ended December 31, 2024, was $7.3 million compared to net cash provided by operating activities of $31.9 million in 2023. Capital expenditures in 2024 were $6.7 million compared to $5.7 million in the prior year. Free cash flow for the year ended December 31, 2024, was $(14.0) million compared to $26.2 million in the same year-ago period.

Acquisition of RockyMounts

In December, Rhino-Rack USA completed the acquisition of certain assets and liabilities constituting the RockyMounts business, a Colorado-based brand specializing in bicycle transport products, that we expect to deepen Rhino-Rack’s product expertise in a key growth vertical. For over 30 years, RockyMounts has designed innovative roof and hitch rack solutions, attracting a dedicated following of customers thanks to the products’ distinct style and exceptional durability. Founded in Boulder, Colorado in 1993, RockyMounts is known for making well designed and dependable premium bicycle racks and other accessories compatible with vehicles of all sizes, including SUVs, vans and trucks. Its award-winning products can be found in local and national retailers across North America.

2025 Outlook

The Company expects fiscal year 2025 sales to range between $250 million to $260 million and adjusted EBITDA of approximately $14 million to $16 million, or an adjusted EBITDA margin of 5.9% at the mid-point of revenue and adjusted EBITDA. In addition, capital expenditures are expected to range between $4 million to $5 million and free cash flow is expected to range between $8 million to $10 million for the full year 2025. Clarus has not provided net income guidance due to the inherent difficulty of forecasting certain types of expenses and gains, which affect net income but not Adjusted EBITDA and/or Adjusted EBITDA Margin. Therefore, we do not provide a reconciliation of Adjusted EBITDA and/or Adjusted EBITDA Margin guidance to net income guidance.

Net Operating Loss (NOL) and Deferred Tax Asset Valuation Allowance

The Company has historically had net operating loss carryforwards (“NOLs”) for U.S. federal income tax purposes. During 2024 the remaining NOLs have been utilized. Additionally, during the fourth quarter of 2024 the Company established a full valuation allowance through a charge to income tax expense for $21.0 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter 2024 results.

Date: Thursday, March 6, 2025

Time: 5:00 pm ET

Registration Link: https://register.vevent.com/register/BI193a68bc624f4d3cb299c6cede17b335

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leader in the design and development of best-in-class equipment and lifestyle products for outdoor enthusiasts. Driven by our rich history of engineering and innovation, our objective is to provide safe, simple, effective and beautiful products so that our customers can maximize their outdoor pursuits and adventures. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, and TRED Outdoors® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures Adjusted EBITDA and/or Adjusted EBITDA Margin for the fiscal year 2025 to net income for the fiscal year 2025, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA and/or Adjusted EBITDA Margin. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash	$45,359	$11,324
Accounts receivable, net	43,678	53,971
Inventories	82,278	91,409
Prepaid and other current assets	5,555	4,865
Income tax receivable	910	892
Assets held for sale	-	137,284
Total current assets	177,780	299,745

Property and equipment, net	17,606	16,587
Other intangible assets, net	31,516	41,466
Indefinite-lived intangible assets	46,750	58,527
Goodwill	3,804	39,320
Deferred income taxes	36	22,869
Other long-term assets	16,602	16,824
Total assets	$294,094	$495,338

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,873	$20,015
Accrued liabilities	22,276	24,580
Income tax payable	-	805
Current portion of long-term debt	1,888	119,790
Liabilities held for sale	-	5,744
Total current liabilities	36,037	170,934

Deferred income taxes	12,210	18,124
Other long-term liabilities	12,754	14,160
Total liabilities	61,001	203,218

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 43,004 and 42,761 issued and 38,362 and 38,149 outstanding, respectively	4	4
Additional paid in capital	697,592	691,198
Accumulated deficit	(406,857)	(350,739)
Treasury stock, at cost	(33,114)	(32,929)
Accumulated other comprehensive loss	(24,532)	(15,414)
Total stockholders’ equity	233,093	292,120
Total liabilities and stockholders’ equity	$294,094	$495,338

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2024	December 31, 2023
Sales
Domestic sales	$30,162	$31,840
International sales	41,243	44,663
Total sales	71,405	76,503

Cost of goods sold	47,540	54,361
Gross profit	23,865	22,142

Operating expenses
Selling, general and administrative	27,772	29,963
Restructuring charges	939	1,411
Transaction costs	408	134
Legal costs and regulatory matter expenses	47	702
Impairment of goodwill	36,264	-
Impairment of indefinite-lived intangible assets	8,545	-

Total operating expenses	73,975	32,210

Operating loss	(50,110)	(10,068)

Other income (expense)
Interest income, net	269	35
Other, net	(2,342)	1,104

Total other (expense) income, net	(2,073)	1,139

Loss before income tax	(52,183)	(8,929)
Income tax expense (benefit)	21,142	(1,700)
Loss from continuing operations	(73,325)	(7,229)

Discontinued operations, net of tax	7,804	(1,160)

Net loss	$(65,521)	$(8,389)

Loss from continuing operations per share:
Basic	$(1.92)	$(0.19)
Diluted	(1.92)	(0.19)

Net loss per share:
Basic	$(1.71)	$(0.22)
Diluted	(1.71)	(0.22)

Weighted average shares outstanding:
Basic	38,262	38,312
Diluted	38,262	38,312

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

(In thousands, except per share amounts)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Sales
Domestic sales	$105,745	$112,385
International sales	158,570	173,635
Total sales	264,315	286,020

Cost of goods sold	171,696	188,509
Gross profit	92,619	97,511

Operating expenses
Selling, general and administrative	111,948	114,603
Restructuring charges	1,948	3,223
Transaction costs	576	593
Contingent consideration benefit	(125)	(1,565)
Legal costs and regulatory matter expenses	3,842	1,764
Impairment of goodwill	36,264	-
Impairment of indefinite-lived intangible assets	8,545	-

Total operating expenses	162,998	118,618

Operating loss	(70,379)	(21,107)

Other (expense) income
Interest income, net	1,467	67
Other, net	(1,673)	961

Total other (expense) income, net	(206)	1,028

Loss before income tax	(70,585)	(20,079)
Income tax expense (benefit)	17,852	(4,291)
Loss from continuing operations	(88,437)	(15,788)

Discontinued operations, net of tax	36,150	5,642

Net loss	$(52,287)	$(10,146)

Loss from continuing operations per share:
Basic	$(2.31)	$(0.42)
Diluted	(2.31)	(0.42)

Net loss per share:
Basic	$(1.37)	$(0.27)
Diluted	(1.37)	(0.27)

Weighted average shares outstanding:
Basic	38,305	37,485
Diluted	38,305	37,485

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	December 31, 2024		December 31, 2023
Sales	$71,405	Sales	$76,503

Gross profit as reported	$23,865	Gross profit as reported	$22,142
Plus impact of inventory fair value adjustment	61	Plus impact of inventory fair value adjustment	64
Plus impact of PFAS and other inventory reserves	3,179	Plus impact of PFAS and other inventory reserves	4,370
Adjusted gross profit	$27,105	Adjusted gross profit	$26,576

Gross margin as reported	33.4%	Gross margin as reported	28.9%

Adjusted gross margin	38.0%	Adjusted gross margin	34.7%

TWELVE MONTHS ENDED

	December 31, 2024		December 31, 2023
Sales	$264,315	Sales	$286,020

Gross profit as reported	$92,619	Gross profit as reported	$97,511
Plus impact of inventory fair value adjustment	61	Plus impact of inventory fair value adjustment	64
Plus impact of PFAS and other inventory reserves	6,502	Plus impact of PFAS and other inventory reserves	4,370
Adjusted gross profit	$99,182	Adjusted gross profit	$101,945

Gross margin as reported	35.0%	Gross margin as reported	34.1%

Adjusted gross margin	37.5%	Adjusted gross margin	35.6%

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED (LOSS) INCOME FROM CONTINUING OPERATIONS
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended December 31, 2024
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$71,405	$23,865	$73,975	$21,142	40.5%	$(73,325)	$(1.92)

Amortization of intangibles	-	-	(2,468)	1,240		1,228
Impairment of goodwill	-	-	(36,264)	-		36,264
Impairment of indefinite-lived intangible assets	-	-	(8,545)	2,564		5,981
Restructuring charges	-	-	(939)	251		688
Transaction costs	-	-	(408)	87		321
Inventory fair value of purchase accounting	-	61	-	13		48
PFAS and other inventory reserves	-	3,179	-	766		2,413
Legal costs and regulatory matter expenses	-	-	(47)	23		24
Stock-based compensation	-	-	(1,570)	(588)		2,158
Valuation allowance	-	-	-	(21,038)		21,038

As adjusted	$71,405	$27,105	$23,734	$4,460	343.6%	$(3,162)	$(0.08)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,262 basic and diluted weighted average shares of common stock.

	Three Months Ended December 31, 2023
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$76,503	$22,142	$32,210	$(1,700)	(19.0)%	$(7,229)	$(0.19)

Amortization of intangibles	-	-	(2,680)	536		2,144
Restructuring charges	-	-	(1,411)	282		1,129
Transaction costs	-	-	(134)	27		107
Inventory fair value of purchase accounting	-	64	-	13		51
PFAS and other inventory reserves	-	4,370	-	575		3,795
Legal costs and regulatory matter expenses	-	-	(702)	35		667
Stock-based compensation	-	-	(1,218)	244		974

As adjusted	$76,503	$26,576	$26,065	$12	0.7%	$1,638	$0.04

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 38,312 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,479 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED (LOSS) INCOME FROM CONTINUING OPERATIONS
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Twelve Months Ended December 31, 2024
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$264,315	$92,619	$162,998	$17,852	25.3%	$(88,437)	$(2.31)

Amortization of intangibles	-	-	(9,784)	2,751		7,033
Impairment of goodwill	-	-	(36,264)	-		36,264
Impairment of indefinite-lived intangible assets	-	-	(8,545)	2,564		5,981
Restructuring charges	-	-	(1,948)	459		1,489
Transaction costs	-	-	(576)	122		454
Contingent consideration benefit	-	-	125	(26)		(99)
Inventory fair value of purchase accounting	-	61	-	13		48
PFAS and other inventory reserves	-	6,502	-	1,453		5,049
Legal costs and regulatory matter expenses	-	-	(3,842)	807		3,035
Stock-based compensation	-	-	(5,823)	291		5,532
Valuation allowance	-	-	-	(21,038)		21,038

As adjusted	$264,315	$99,182	$96,341	$5,248	199.2%	$(2,613)	$(0.07)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,305 basic and diluted weighted average shares of common stock.

	Twelve Months Ended December 31, 2023
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$286,020	$97,511	$118,618	$(4,291)	(21.4)%	$(15,788)	$(0.42)

Amortization of intangibles	-	-	(10,715)	2,293		8,422
Restructuring charges	-	-	(3,223)	690		2,533
Transaction costs	-	-	(593)	127		466
Contingent consideration benefit	-	-	1,565	(335)		(1,230)
Inventory fair value of purchase accounting	-	64	-	14		50
PFAS and other inventory reserves	-	4,370	-	575		3,795
Legal costs and regulatory matter expenses	-	-	(1,764)	261		1,503
Stock-based compensation	-	-	(5,141)	1,100		4,041

As adjusted	$286,020	$101,945	$98,747	$434	10.3%	$3,792	$0.10

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 37,485 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,088 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM OPERATING (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended December 31, 2024				Three Months Ended December 31, 2023
	Outdoor Segment	Adventure Segment	Corporate Costs	Total	Outdoor Segment	Adventure Segment	Corporate Costs	Total
Operating (loss) income	$1,897	$(48,582)	$(3,425)	$(50,110)	$(7,002)	$1,051	$(4,117)	$(10,068)
Depreciation	614	369	-	983	715	371	-	1,086
Amortization of intangibles	285	2,183	-	2,468	285	2,395	-	2,680

EBITDA	2,796	(46,030)	(3,425)	(46,659)	(6,002)	3,817	(4,117)	(6,302)

Restructuring charges	789	150	-	939	1,372	39	-	1,411
Transaction costs	65	307	36	408	-	1	133	134
Legal costs and regulatory matter expenses	10	-	37	47	260	-	442	702
Impairment of goodwill	-	36,264	-	36,264	-	-	-	-
Impairment of indefinite-lived intangible assets	-	8,545	-	8,545	-	-	-	-
Stock-based compensation	-	-	1,570	1,570	-	-	1,218	1,218
Inventory fair value of purchase accounting	-	61	-	61	-	64	-	64
PFAS and other inventory reserves	869	2,310	-	3,179	4,370	-	-	4,370

Adjusted EBITDA	$4,529	$1,607	$(1,782)	$4,354	$-	$3,921	$(2,324)	$1,597

Sales	$51,072	$20,333	$-	$71,405	50,135	26,368	-	76,503

EBITDA margin	5.5%	(226.4)%		(65.3)%	(12.0)%	14.5%		(8.2)%
Adjusted EBITDA margin	8.9%	7.9%		6.1%	-%	14.9%		2.1%

CLARUS CORPORATION

RECONCILIATION FROM OPERATING (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Twelve Months Ended December 31, 2024				Twelve Months Ended December 31, 2023
	Outdoor Segment	Adventure Segment	Corporate Costs	Total	Outdoor Segment	Adventure Segment	Corporate Costs	Total
Operating (loss) income	$(999)	$(53,126)	$(16,254)	$(70,379)	$(5,155)	$911	$(16,863)	$(21,107)
Depreciation	2,588	1,446	-	4,034	2,848	1,302	-	4,150
Amortization of intangibles	1,142	8,642	-	9,784	1,057	9,658	-	10,715

EBITDA	2,731	(43,038)	(16,254)	(56,561)	(1,250)	11,871	(16,863)	(6,242)

Restructuring charges	1,349	599	-	1,948	2,754	306	163	3,223
Transaction costs	65	396	115	576	-	30	563	593
Contingent consideration benefit	-	(125)	-	(125)	-	(1,565)	-	(1,565)
Legal costs and regulatory matter expenses	3,088	-	754	3,842	476	-	1,288	1,764
Impairment of goodwill	-	36,264	-	36,264	-	-	-	-
Impairment of indefinite-lived intangible assets	-	8,545	-	8,545	-	-	-	-
Stock-based compensation	-	-	5,823	5,823	-	-	5,141	5,141
Inventory fair value of purchase accounting	-	61	-	61	-	64	-	64
PFAS and other inventory reserves	4,192	2,310	-	6,502	4,370	-	-	4,370

Adjusted EBITDA	$11,425	$5,012	$(9,562)	$6,875	$6,350	$10,706	$(9,708)	$7,348

Sales	$183,568	$80,747	$-	$264,315	204,053	81,967	-	286,020

EBITDA margin	1.5%	(53.3)%		(21.4)%	(0.6)%	14.5%		(2.2)%
Adjusted EBITDA margin	6.2%	6.2%		2.6%	3.1%	13.1%		2.6%